Exhibit 10.1
- ------------

Form of Amended and Restated Severance Benefit Agreement dated May 1, 1996 which exists between the company and its executive officers.

                AMENDED AND RESTATED SEVERANCE BENEFIT AGREEMENT

         THIS AMENDED AND RESTATED SEVERANCE BENEFIT AGREEMENT (the "Agreement") made and entered into as of the 1st day of May, 1996 (the "Effective Date"), by and between Ball Corporation (the "Corporation") having its principal place of business located at 345 South High Street, Muncie, Indiana, and ____________ (the "Executive").

         WHEREAS, the Corporation desires that the Executive continue as an employee of the Corporation in accordance herewith;

         WHEREAS, effective as of August 1, 1994, and as amended on January 24, 1996, the Corporation and the Executive entered into a Severance Benefit Agreement setting forth certain terms should the employment relationship of the Executive terminate during the term of that agreement;

         WHEREAS, the parties desire to enter into this Amended and Restated Severance Benefit Agreement as of the Effective Date, setting forth certain terms should the employment relationship of the Executive terminate during the Term (as hereinafter defined), which amends and restates the Severance Benefit Agreement effective as of August 1, 1994, and as amended on January 24, 1996.

         NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

         1. Term of Agreement. The term shall commence as of the Effective Date, and shall continue until the third anniversary of the Effective Date (the "Term"); provided, however, that commencing on the first anniversary of the Effective Date, and on each anniversary thereafter (each, an "Anniversary Date"), the Term of this Agreement shall be extended automatically for one additional year unless the Corporation shall have given notice to the Executive no later than sixty (60) days prior to such Anniversary Date of its intent to terminate this Agreement at the end of two years following such Anniversary Date.

         2.       Termination of Employment.

                  (a) Death or Disability. For purposes of this Agreement, the Executive's employment shall terminate automatically upon the Executive's death or "Disability" during the Term; provided, however, this provision shall have no effect on whether the Executive's employment has terminated for purposes of the Corporation's long-term disability plan or program then in effect. For purposes of this Agreement, the Executive's employment may be terminated by reason of "Disability," if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of his duties with the Corporation for six (6) consecutive months, and within thirty (30) days after written "Notice of Termination" (as defined in subsection 2(d) hereof) is given, the Executive shall not have returned to the full-time performance of his duties.

                  (b) By the Corporation for Cause. The Corporation may terminate the Executive's employment during the Term for "Cause" or for reasons other than for Cause. For purposes of this Agreement, "Cause" shall mean termination (i) upon the willful and continued failure of the Executive to substantially perform his duties with the Corporation (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive or on account of "Constructive Termination" (as defined in subsection 2(c) hereof)), after a written demand for substantial performance is delivered to the Executive by the Corporation, which demand specifically identifies the manner in which the Board of Directors of the Corporation (the "Board") believes that the Executive has not substantially performed his duties, or (ii) the willful engaging by the Executive in conduct that is demonstrably and materially injurious to the Corporation, monetarily or otherwise. For purposes of this subsection, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation.

                  (c)  By  the  Executive  for  Constructive  Termination.   The
Executive may terminate his employment during the Term for "Constructive Termination." For purposes of this Agreement, "Constructive Termination" shall mean, without the Executive's express written consent, the occurrence of any one or more of the following circumstances, unless such circumstances are corrected prior to the "Date of Termination" (as defined in subsection 2(e) hereof) specified in the Notice of Termination given in respect thereof:

                            (i) a reduction in the Executive's annual base salary ("Annual Base Salary") or the failure of the Corporation to pay to the Executive any portion or installment of deferred compensation under any deferred compensation program of the Corporation within fourteen (14) days of the date such compensation is due, except for across-the-board salary reductions similarly affecting all similarly situated executives of the Corporation;

                           (ii) the failure by the Corporation to continue in effect any compensation or benefit plan in which the Executive participates as of the Effective Date that is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Corporation to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed as of the Effective Date, except for across-the-board benefit reductions similarly affecting comparably situated executives of the Corporation;

                          (iii) the failure by the Corporation to continue to provide the Executive with benefits substantially similar to those enjoyed by comparably situated executives under any of the Corporation's life insurance, medical, health and accident or disability plans in which the Executive was participating as of the Effective Date, or the failure by the Corporation to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect as of the Effective Date;

                           (iv) the failure of the Corporation to obtain satisfactory agreement from any successor of the Corporation to assume and agree to perform this Agreement, as contemplated by Section 6(b) hereof; or

                            (v) any material breach by the Corporation of any other material provision of this Agreement.

No circumstances other than those set forth in Sections 2(c)(i) through 2(c)(v) above shall constitute Constructive Termination. In the event the Executive believes such Constructive Termination exists, he shall, in advance of delivery of any Notice of Termination, specify to the Corporation in writing the circumstances alleged to constitute Constructive Termination, and provide the Corporation with a reasonable period of time within which to cure such circumstances.

Notwithstanding the foregoing, in the event that the Executive terminates his employment during the Term for Constructive Termination following the occurrence of a "Change in Control," as defined in Section 2 of the severance agreement as amended and restated effective as of January 24, 1996 (the "Severance Agreement") between the Corporation and the Executive, then in lieu of the definition set forth in this Section 2(c) above, "Constructive Termination" shall have the meaning ascribed to it in Section 4(iv) of the Severance Agreement.

                  (d) Notice of Termination. Any termination by the Corporation for Cause, or by the Executive for Constructive Termination, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination," means a written notice that (i) indicates the specific termination provision in this Agreement relied upon and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Corporation to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Constructive Termination or Cause shall not waive any right of the Executive or the Corporation hereunder or preclude the Executive or the Corporation from asserting such fact or circumstance in enforcing the Executive's or the Corporation's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Corporation for Cause, or by the Executive for Constructive Termination, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Corporation other than for Cause, the Date of Termination shall be the date on which the Corporation notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or Disability (as the case may be).

                  (f) Termination Following Change in Control. Notwithstanding subsection 3(a)(iii) hereof, in the case of termination, during the Term, by the Corporation other than for Cause or by the Executive for Constructive Termination, following the occurrence of a "Change in Control," as defined in
Section 2 of the Severance Agreement, the Executive shall be entitled to (i) a benefit (the "Change in Control Benefit") equal to the greater of each of the benefits otherwise provided in Section 3 hereof, and each of the benefits provided under Section 5 of the Severance Agreement (without regard to the "Gross-Up Payment" provided pursuant to Section 5(vi) of the Severance Agreement), plus (ii) an additional amount (the "Severance Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax (as defined in Section 5(vi)(a) of the Severance Agreement) on the Change in Control Benefit, and any federal, state and local income and employment taxes and Excise Tax on the Severance Gross-Up Payment, shall be equal to the Change in Control Benefit. Such Severance Gross-Up Payment shall be calculated pursuant to the procedures set out in Section 5(vi) of the Severance Agreement. Notwithstanding the foregoing, in the event that the Executive receives the Change in Control Benefit pursuant to this subsection 2(f) and the Severance Gross-Up Payment pursuant to this subsection 2(f), the Executive shall not be entitled to receive any additional benefits under the Severance Agreement.

         3.       Obligations of the Corporation upon Termination.
                  -----------------------------------------------

                  (a) Certain Terminations. During the Term, if the Corporation shall terminate the Executive's employment other than for Cause or if the Executive shall terminate his employment for Constructive Termination, or if the Executive's employment shall terminate by reason of death or Disability (termination in any such case referred to as "Termination"), then even though such Termination may result in the Executive taking retirement:

                            (i) the Corporation shall pay to the Executive a lump sum amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (B) an amount equal to the Executive's annual incentive compensation ("Annual Incentive Compensation"), calculated in accordance with the provisions of the Corporation's Economic Value Added Incentive Compensation Plan (the "Incentive Compensation Plan"), or successor or other similar plan or plans in effect from time to time, at target level, for the fiscal year that includes the Date of Termination, multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be
         365. (The amounts specified in clauses (A) and (B) shall be hereinafter referred to as the "Accrued Obligations".) The amounts specified in this subsection 3(a)(i) shall be paid within thirty (30) days after the Date of Termination; and

                           (ii) in the event of Termination by the Company other than for Cause or by the Executive for Constructive Termination, then:
         (A) the Company shall also pay to the Executive within thirty (30) days of such Date of Termination a lump sum amount, in cash, equal to two
         (2) times the sum of (x) the Executive's Annual Base Salary in effect immediately prior to the Date of Termination, and (y) the Executive's Annual Incentive Compensation, calculated based on the Target Incentive Percent, as defined in the Incentive Compensation Plan, established for the Executive, for the fiscal year in which the Date of Termination occurs; (B) the Corporation shall also pay to the Executive the present value (discounted at an interest rate equal to the prime rate promulgated by the First Chicago - NBD and in effect as of the date of payment, plus one percent (the "Prime Rate")) of all benefits under the Corporation's Pension Plan for Salaried Employees, or any successor plan thereto and any supplemental executive retirement plans to which the Executive would have been entitled had he remained in employment with the Corporation for an additional two (2) years, each, where applicable, at the rate of Annual Base Salary, and using the same assumptions and factors, in effect at the time Notice of Termination is given, minus the present value (discounted at the Prime Rate) of the benefits to which he is actually entitled under the above-mentioned plans; (C) the Corporation shall continue, for a period of two (2) years from the Date of Termination, medical and welfare benefits to the Executive and/or the Executive's family at least equal to those that would have been provided if the Executive's employment had not been terminated, such benefits to be in accordance with the medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Corporation as in effect and applicable generally to other executives of the Corporation and their families immediately preceding the Date of Termination; provided, however, that if the Executive becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the benefits under the M&W Plans shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the two (2) year period following the Executive's Date of Termination (and any such benefits actually received by the Executive shall be reported to the Corporation by the Executive) and (D) the Corporation shall, for purposes of payout elections, treat balances under the Corporation's Deferred Compensation Plans for executives under age 55 at time of Termination as if the Executive were 55 years of age; and

                          (iii) Subject to subsection 2(f) hereof, the Corporation shall pay or otherwise perform its obligations to the Executive under any benefit or other then-existing plan, policy, practice or program of the Corporation, including those related to, but not limited to, individual outplacement services in accordance with the general custom and practice generally accorded to comparably situated executives, severance compensation, vacation payments, stock options and deferred compensation, as well as under any contract or agreement entered into before or after the date hereof with the Corporation.

                  (b) Termination of the Executive for Cause or by the Executive Other than for Constructive Termination. If the Executive's employment shall be terminated for Cause during the Term, or if the Executive terminates employment during the Term other than a termination for Constructive Termination, which he shall not be prohibited from doing, the Corporation shall have no further obligations to the Executive under this Agreement.

                  (c) Legal Expenses. The Corporation shall pay to the Executive such reasonable legal fees and expenses incurred by the Executive in enforcing the Executive's rights hereunder as a result of a Termination pursuant to subsection 3(a)(ii) hereof, but only with respect to such claim or claims upon which the Executive substantially prevails. Such payments shall be made within fourteen (14) business days after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Corporation reasonably may require.

         4. Mitigation. Except as provided in subsection 3(a)(ii)(C) hereof, in no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

         5. Confidential Information and Nondisparagement. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret, confidential or proprietary information, knowledge or data relating to the Corporation or any of their affiliated companies, and their respective businesses, that shall have been obtained by the Executive during the Executive's employment by the Corporation or any of their affiliated companies and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Term, and at all times thereafter, regardless of the reason for termination of the Executive's employment, the Executive shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. The Executive understands that during the Term, the Corporation may be required from time to time to make public disclosure of the terms or existence of this Agreement in order to comply with various laws and legal requirements.

         During the Term and at all times thereafter, the Executive shall not disparage or criticize, orally or in writing, the performance of the Corporation, the Board, any director of the Corporation, any specific former or current officer of the Corporation or any operating company, any group president or the Corporation's management group to any person; provided, however, that the Executive may divulge, discuss or provide the information described in the preceding paragraph to the extent that he is compelled by law to do so, and, in such event, the Executive shall notify the Corporation immediately upon any request or demand for information so that the Corporation may seek a protective order or other appropriate remedy.

         6.       Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive, except that this Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place.

         7. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement shall be settled exclusively by arbitration conducted before a panel of three arbitrators (one chosen by the Executive, one by the Corporation and the third by the other two) in Muncie, Indiana, in accordance with the rules of the American Arbitration Association then in effect. The determination of the arbitrators shall be conclusive and binding on the Corporation and the Executive, and judgment may be entered on the arbitrators' award in any court having appropriate jurisdiction; provided, however, that the Corporation shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of Section 5 of this Agreement.

         8.       Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to principles of conflict of laws.

                  (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  (c) This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Corporation to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

                  (d) The parties hereto acknowledge that the Executive's employment relationship is employment at will, except for the Corporation's obligations under this Agreement.

                  (e) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:            _______________
- -------------------
                                _______________

                                _______________

If to Ball Corporation:         Ball Corporation
- ----------------------          345 South High Street
                                Muncie, IN  47305
                                Attention:  Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (f) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (g) The Corporation may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (h) The Executive's or the Corporation's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Corporation may have hereunder, including without limitation the right of the Executive to terminate employment for Constructive Termination pursuant to subsection 2(c) of this Agreement, or the right of the Corporation to terminate the Executive's employment for Cause pursuant to subsection 2(b) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (i) This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Corporation has caused this Agreement to be executed as of the day and year first above written.



                                                 BALL CORPORATION

                                                 ----------------------------



                                                 EXECUTIVE

                                                 ----------------------------